Securities and Exchange Commission

                             Washington, D.C. 20549



                                   Form 8-K/A

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 26, 2003


                               USURF America, Inc.
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                         1-15383                 72-1482416
   ---------------------            ----------------          ----------------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


        6005 Delmonico Drive, Suite 140, Colorado Springs, Colorado 80919
        -----------------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (719) 260-6455

--------------------------------------------------------------------------------
                                   Form 8-K/A
                               USURF America, Inc.
--------------------------------------------------------------------------------

Item 2. Acquisition or Disposition of Assets
--------------------------------------------

Effective August 25, 2003, USURF America, Inc., a Nevada corporation, acquired the customer base (approximately 510 customers) and related assets of Pipeline Networks of Colorado, LLC, ("Pipeline") a privately-held Denver, Colorado-area provider of high speed broadband Internet access service. The acquired customers receive their broadband Internet access via traditional digital subscriber line
(DSL) service and the Pipeline acquisition included all of the assets needed to provide broadband DSL service at each of the twelve multiple dwelling unit properties to which we obtained rights of entry.

In the acquisition of the Pipeline customers and assets, we used $45,000 of our cash on hand and issued a promissory note, face amount $111,300, due December 15, 2003, with interest accruing at 8% per annum. Our subsidiary, USURF Communications, Inc., is the maker of the promissory note and we have guaranteed payment of the note. In addition, we are to deliver to Pipeline, prior to December 31, 2003, the cash sum of $156,300 or, in our discretion, 1,281,148 shares of our common stock, a per share value of $.122. We have not yet determined whether we will elect to deliver cash or stock.


Item 7. Financial Statements and Exhibits
-----------------------------------------

(a)  Financial Statements

     The financial statements required by this Item 7 are attached to this Current Report on Form 8-K/A. The financial statements filed herewith are:


     Pro Forma USURF America, Inc. / Pipeline Networks of Colorado, LLC
     ------------------------------------------------------------------

     o Unaudited Pro Forma Condensed Statements of Operations for the nine months ended September 30, 2003
     o Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 2002

     Pipeline Networks of Colorado, LLC
     ----------------------------------

     o    Independent Auditor's Report
     o    Balance Sheets as of December 31, 2002 and December 31, 2001
     o Statements of Operations for the eight months ended August 31, 2003 (unaudited), the year ended December 31, 2002 and the period from inception (August 23, 2001) through December 31, 2001
     o Statements of Changes in Members' Equity for the eight months ended August 31, 2003 (unaudited), the year ended December 31, 2002 and the period from inception (August 23, 2001) through December 31, 2001
     o Statements of Cash Flows for the eight months ended August 31, 2003 (unaudited), the year ended December 31, 2002 and the period from inception (August 23, 2001) through December 31, 2001.
     o    Notes to the Financial Statements

(b)  Exhibits

     Exhibit No.                          Description
     -----------                          -----------

        10.1 * Asset Purchase Agreement, dated August 25, 2003, among USURF America, Inc., USURF Communications, Inc. and Pipeline Networks of Colorado, LLC

        10.2 * Promissory Note, dated August 25, 2003, face amount $111,300, in favor of Pipeline Networks of Colorado, LLC, and USURF Communications, Inc. as maker

        10.3 * Security Agreement, dated August 25, 2003, between USURF Communications, Inc. and Pipeline Networks of Colorado, LLC

        10.4 * Guaranty Agreement, dated August 25, 2003, executed by USURF America, Inc.

* Incorporated by reference from Current Report on Form 8-K filed with the Commission on September 2, 2003

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Dated:  December 1, 2003                    USURF AMERICA, INC.



                                            By: /s/ Douglas O. McKinnon
                                            ---------------------------
                                            Douglas O. McKinnon
                                            President and CEO

Pro Forma USURF America, Inc. and Pipeline Networks of Colorado, LLC
--------------------------------------------------------------------

On August 25, 2003, USURF America, Inc., through its subsidiary, USURF Communications, Inc., acquired substantially all of the tangible and intangible assets and rights used in connection with the Internet services business operated by Pipeline Networks of Colorado, LLC ("Pipeline"). The acquisition was effected pursuant to an Asset Purchase Agreement, dated August 25, 2003 by and between USURF America, Inc., USURF Communications, Inc. (collectively, "USURF") and Pipeline. USURF paid the members of Pipeline $312,600, which is comprised of the following: $45,000 in cash, a promissory note for $111,300 and $156,300 to be paid in either USURF America, Inc. common stock or cash, at the discretion of USURF.

The transaction will be accounted for as a purchase. The purchase price will be allocated to the acquired assets and assumed liabilities based upon fair market values on the date of acquisition.

The following table summarized the assets acquired and liabilities assumed by USURF in the transaction and the amount attributable to cost in excess of assets acquired:

Property and Equipment                    $207,177
Intangibles (Customer Base,
Non-compete and Right-of
Entry Agreements                           119,613
Customer Deposits                          (14,190)

The preliminary estimate of assets represents management's best estimate based on currently available information; however, such estimate may be revised within the one-year period following the acquisition date.

No unaudited proforma condensed balance sheet of USURF and Pipeline as of September 30, 2003 is presented herein. Such balances are reflected and contained in the Company's Form 10-QSB for the quarterly period ended September 30, 2003.

The following unaudited proforma condensed statements of operations assumes the Pipeline acquisition occurred on January 1, 2002 and presents proforma financial information for the year ended December 31, 2002. In the opinion of management, all adjustments necessary to present fairly such unaudited proforma condensed statements of operations have been made.

                                         Historical
                                                                    Proforma        Proforma
                                   USURF          Pipeline         Adjustments     Adjustments
                                ------------    ------------       ------------    ------------
Revenues                        $          0    $     98,276                       $     98,276
Expenses
     Internet Access Cost                  0         107,995                            107,995
     Inventory Write Down            132,031               0                            132,031
     Depreciation and
     Amortization                      7,336          57,979   (1) $     21,495          86,810
     General and
     Administrative                  116,143         150,506                            266,649
     Other Operating Expenses      3,714,038         106,029                          3,820,067
                                ------------    ------------                       ------------
Total Operating Expenses           3,969,548         422,509             21,495       4,413,552
                                ------------    ------------                       ------------
Operating Loss                    (3,969,548)       (324,233)           (21,495)     (4,315,276)
Other Income (Expense)              (190,874)          1,654                           (189,220)
                                ------------    ------------                       ------------
Loss Before Taxes                 (4,160,422)       (322,579)           (21,495)     (4,504,496)
Income Tax Benefit                         0               0                                  0
                                ------------    ------------                       ------------
Net Loss                        ($ 4,160,422)   ($   322,579)           (21,495)   ($ 4,504,496)
                                ============    ============
Net Loss Per Common Share       ($      0.09)                                      ($      0.10)
Weighted Average Number
of Shares Outstanding             45,008,651                                         45,008,651


The following unaudited proforma condensed statements of operations assumes the Pipeline acquisition occurred on January 1, 2003 and presents proforma financial information for the nine months ended September 30, 2003. In the opinion of management, all adjustments necessary to present fairly such unaudited proforma condensed statements of operations have been made.

                                        Historical
                                                                    Proforma        Proforma
                                   USURF          Pipeline         Adjustments     Adjustments
                                ------------    ------------       ------------    ------------

Revenues                        $    236,448    $    154,091                       $    390,539
Expenses
     Internet Access Cost            131,070         106,985                            238,055
     Depreciation and
     Amortization                     67,902          54,410   (1) $     12,073         134,385
     General and
     Administrative                  601,475         128,111                            729,586
     Other Operating Expenses      1,418,069          90,145                          1,508,214
                                ------------    ------------                       ------------
Total Operating Expenses           2,218,516         379,651             12,073       2,610,240
                                ------------    ------------                       ------------
Operating Loss                    (1,982,068)       (225,560)           (12,073)     (2,219,701)
Other Income (Expense)                     8          24,281                             24,289
                                ------------    ------------                       ------------
Loss Before Taxes                 (1,982,060)       (201,279)           (12,073)     (2,195,412)
Income Tax Benefit                         0               0                                  0
                                ------------    ------------                       ------------
Net Loss                        ($ 1,982,060)   ($   201,279)           (12,073)   ($ 2,195,412)
                                ============    ============                       ============
Net Loss Per Common Share       ($     0.024)                                      ($     0.026)
Weighted Average Number
of Shares Outstanding             83,109,557                                         83,109,557

     (1)  To record amortization of intangible assets


                       Pipeline Networks of Colorado, LLC
                       ----------------------------------

                              Financial Statements
                          June 30, 2003 (unaudited) and
                           December 31, 2002 and 2001




                                      INDEX TO FINANCIAL STATEMENTS



                                                                                                       PAGE

Independent Auditor's Report..............................................................................2

Balance Sheets - December 31, 2002 and 2001...............................................................3

Statements of Operations - For the Eight Months Ended August 31, 2003 (unaudited), the Year Ended
     December 31, 2002 and the Period from Inception (August 23, 2001) through December 31, 2001..........4

Statements of Changes in Members' Equity - For the Eight Months Ended August 31, 2003 (unaudited), the Year Ended December 31, 2002 and the Period from Inception (August 23, 2001) through
     December 31, 2001....................................................................................5

Statements of Cash Flows - For the Eight Months Ended August 31, 2003 (unaudited), the Year Ended
     December 31, 2002 and the Period from Inception (August 23, 2001) through December 31, 2001..........6

Notes to the Financial Statements.........................................................................7







                                                  -1-



                          INDEPENDENT AUDITOR'S REPORT



Members and Owners
Pipeline Networks of Colorado, LLC
Castle Rock, Colorado


We have audited the accompanying balance sheets of Pipeline Networks of Colorado, LLC as of December 31, 2002 and 2001 and the related statements of operations, changes in members' equity, and cash flows for the year ended
December 31, 2002 and the period from inception (August 23, 2001) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pipeline Networks of Colorado, LLC as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from inception
(August 23, 2001) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern.
Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP

Denver, Colorado
October 6, 2003


                                       -2-

                         PIPELINE NETWORKS OF COLORADO, LLC

                                   BALANCE SHEETS

                                                                     DECEMBER 31,
                                                               ----------------------
                                                                  2002         2001
                                                               ---------    ---------

                                       ASSETS
                                       ------
CURRENT ASSETS:
    Cash and equivalents                                       $  66,800    $  29,322
    Accounts receivable                                              440        1,084
    Accounts receivable, member                                                15,300
                                                               ---------    ---------
         Total current assets                                     67,240       45,706

PROPERTY AND EQUIPMENT, at cost                                  390,510      179,813

    Less accumulated depreciation                                (62,637)      (4,658)
                                                               ---------    ---------

    Property and equipment, net                                  327,873      175,155

    Offering costs                                                17,000         --
                                                               ---------    ---------

TOTAL ASSETS                                                   $ 412,113    $ 220,861
                                                               =========    =========


                          LIABILITIES AND MEMBERS' EQUITY
                          -------------------------------
CURRENT LIABILITIES:
    Bank overdraft                                             $    --      $    --
    Current portion of notes payable                               3,587         --
    Accounts payable                                               1,833        9,777
    Accounts payable related party                                11,513         --
    Accrued payroll                                                 --           --
    Customer deposits                                              8,970          300
    Deferred revenue                                              16,757         --
                                                               ---------    ---------
             Total current liabilities                            42,660       10,077

LONG-TERM OBLIGATIONS, net of current portion                     15,678         --
                                                               ---------    ---------
TOTAL LIABILITIES                                                 58,338       10,077

COMMITMENTS AND CONTINGENCIES (Notes 1, 4, 5 and 7)

MEMBERS' EQUITY:
     Class A units, 116,279 and 0 shares, respectively           250,000         --
     Class B units, 874,103 and 634,578 shares, respectively     548,550      332,980
     Additional paid in capital                                     --           --
     Accumulated deficit                                        (444,775)    (122,196)
                                                               ---------    ---------
         Total members' equity                                   353,775      210,784
                                                               ---------    ---------

TOTAL LIABILITIES AND MEMBERS' EQUITY                          $ 412,113    $ 220,861
                                                               =========    =========


                See accompanying notes to these financial statements.

                                         -3-

                                 PIPELINE NETWORKS OF COLORADO, LLC

                                      STATEMENTS OF OPERATIONS



                                                                                        FOR THE PERIOD
                                                                                        FROM INCEPTION
                                           FOR THE EIGHT          FOR THE YEAR         (AUGUST 23, 2001)
                                            MONTHS ENDED              ENDED                THROUGH
                                          AUGUST 31, 2003       DECEMBER 31, 2002      DECEMBER 31, 2001
                                          ---------------       -----------------      -----------------
                                            (unaudited)
REVENUE:
    Service revenue                           $ 119,674             $  69,569             $     659
    Equipment sales                               4,064                 4,154                  --
    Installation revenue                         15,616                14,859                   170
    Modem revenue                                14,737                 9,694                  --
    Other revenue                                24,281                 1,654                    54
                                              ---------             ---------             ---------
            Total revenue                       178,372                99,930                   883

COST OF GOODS SOLD                              106,985              (107,995)              (46,545)
                                              ---------             ---------             ---------
    Gross margin                                 71,387                (8,065)              (45,662)

OPERATING EXPENSES:
    Marketing expense                            11,313                21,665                 4,806
    Operating expense                            78,832                84,364                34,500
    Depreciation and amortization                54,410                57,979                 4,658
    General and administrative expense          128,111               150,506                32,570
                                              ---------             ---------             ---------
            Total operating expenses            272,666               314,514                76,534
                                              ---------             ---------             ---------

NET LOSS                                      $(201,279)            $(322,579)            $(122,196)
                                              =========             =========             =========



                        See accompanying notes to these financial statements.

                                                 -4-

                                         PIPELINE NETWORKS OF COLORADO, LLC

                                      STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                               FOR THE EIGHT MONTHS ENDED AUGUST 31, 2003 (unaudited),
                                THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM
                                INCEPTION (AUGUST 23, 2001) THROUGH DECEMBER 31, 2001


                                                                                 ADDITIONAL
                                CLASS A      CLASS A      CLASS B     CLASS B     PAID-IN    ACCUMULATED
                                 UNITS        VALUE        UNITS       VALUE      CAPITAL      DEFICIT       TOTAL
                               ---------    ---------    ---------   ---------   ---------    ---------    ---------

BALANCES, August 23, 2001           --      $    --           --     $    --     $    --      $    --      $    --

Cash contributions                  --           --        144,231      75,000        --           --         75,000
Fixed asset contributions           --           --        331,260     175,255        --           --        175,255
Contributed expenses                --           --        159,087      82,725        --           --         82,725
Net loss                            --           --           --          --          --       (122,196)    (122,196)
                               ---------    ---------    ---------   ---------   ---------    ---------    ---------

BALANCES, December 31, 2001         --           --        634,578     332,980        --       (122,196)     210,784

Cash contributions                  --           --        126,923      66,000        --           --         66,000
Contributed expenses                --           --         48,499      24,570        --           --         24,570
Subscription sales of units
   Class A                       116,279      250,000         --          --          --           --        250,000
   Class B                          --           --         64,103     125,000        --           --        125,000
Net loss                            --           --           --          --          --       (322,579)    (322,579)
                               ---------    ---------    ---------   ---------   ---------    ---------    ---------

BALANCES, December 31, 2002      116,279      250,000      874,103     548,550        --       (444,775)     353,775

Subscription sales of units:
   Class B (unaudited)              --           --         12,820      25,000        --           --         25,000
Offering costs (unaudited)          --           --           --          --       (17,000)        --        (17,000)
Repurchase of Class A units
(unaudited)                     (116,279)    (250,000)        --          --       250,000         --           --
Net loss (unaudited)                --           --           --          --          --       (201,279)    (201,279)
                               ---------    ---------    ---------   ---------   ---------    ---------    ---------

BALANCES, August 31, 2003
   (unaudited)                      --      $    --        886,923   $ 573,550   $ 233,000    $(646,054)   $ 160,496
                               =========    =========    =========   =========   =========    =========    =========



                                See accompanying notes to these financial statements.

                                                         -5-

                                      PIPELINE NETWORKS OF COLORADO, LLC

                                           STATEMENTS OF CASH FLOWS
                                                                                                    FOR THE
                                                                                                  PERIOD FROM
                                                                                                   INCEPTION
                                                            FOR THE EIGHT      FOR THE YEAR     (AUGUST 23, 2001)
                                                             MONTHS ENDED          ENDED             THROUGH
                                                              AUGUST 31,        DECEMBER 31,       DECEMBER 31,
                                                                 2003              2002               2001
                                                              ---------          ---------          ---------
                                                             (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                    $(201,279)         $(322,579)         $(122,196)
    Adjustments to reconcile net loss to net cash from
       operating activities:
        Depreciation and amortization                            54,410             57,979              4,658
        Member contribution of expenses                            --               24,570             82,725
        Changes in operating assets and liabilities:
         Decrease (increase) in:
            Receivables                                            (343)               644             (1,084)
         Increase (decrease) in:
            Due to related party                                 (6,889)            11,513               --
            Accounts payable, trade                              (1,318)             3,568              9,777
            Customer deposits                                     3,810              8,670                300
            Deferred revenue                                      8,258             16,757               --
        Other                                                      --                3,788               --
                                                              ---------          ---------          ---------
        Net cash used in operating activities                  (143,351)          (195,090)           (25,820)
                                                              ---------          ---------          ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Capital expenditures for property and equipment           (29,075)          (190,152)            (4,558)
        Loan to member                                             --                 --              (15,300)
                                                              ---------          ---------          ---------
        Net cash used in investing activities                   (29,075)          (190,152)           (19,858)
                                                              ---------          ---------          ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions from members                                       --               66,000             75,000
  Proceeds from sale of members' equity                          25,000            375,000               --
  Offering costs                                                   --              (17,000)
  Notes to members                                               89,833               --                 --
  Payments on notes                                              (1,943)            (1,280)              --
  Overdraw of bank account                                        4,870               --                 --
                                                              ---------          ---------          ---------
        Net cash provided by financing activities               117,760            422,720             75,000
                                                              ---------          ---------          ---------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                 (54,666)            37,478             29,322
                                                              ---------          ---------          ---------
CASH AND EQUIVALENTS, beginning of year                          66,800             29,322               --
                                                              ---------          ---------          ---------
CASH AND EQUIVALENTS, end of year or end of period            $  12,134          $  66,800          $  29,322
                                                              =========          =========          =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
  Cash paid for interest                                      $     309          $     194          $    --
                                                              =========          =========          =========

NON-CASH TRANSACTIONS:
  Purchase of property with debt                              $    --            $  20,525          $    --
                                                              =========          =========          =========
  Contribution of fixed assets by member                      $    --            $    --            $ 175,255
                                                              =========          =========          =========


                             See accompanying notes to these financial statements.

                                                      -6-

                       PIPELINE NETWORKS OF COLORADO, LLC

                        NOTES TO THE FINANCIAL STATEMENTS
   (Information for the period subsequent to December 31, 2002 is unaudited.)


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:
     -------------------------------------------------

     Nature of Operations - Pipeline Networks of Colorado, LLC, a Colorado Limited Liability Company, doing business as Pipeline Broadband ("PLBB" or the "Company"), was formed in August 2001 to provide high-speed Internet access and other Internet Protocol (IP) services to multi-dwelling units
     (MDUs) in the Colorado Front Range.

     Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Property and Equipment - Purchased goods and services are recorded at cost. Depreciation and amortization are calculated by using the straight-line method with estimated useful lives from 5 to 10 years.

     Revenue Recognition - The Company bills all customers one month in advance of services. Pre-billed amounts are recorded as deferred revenue and recognized in the actual month of service. Rental of equipment necessary for services by customers is treated in the same manner. The Company receives a deposit on all equipment boxes and modems, which are refunded upon return of the equipment.

     Financial Instruments - The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate their carrying amounts in the financial statements due to the short-term nature of these instruments.

     Based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of long-term debt approximates its carrying value.

     Interim Financial Information - The accompanying interim financial information as of June 30, 2003 and for the eight months ended August 31, 2003, has been taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary to fairly present the results of operations of the Company for the eight months then ended.

     Going Concern - The Company has suffered recurring losses from operations, which have been funded through capital contributions of the members and the sale of additional equity. This factor indicates that the Company may not be able to continue as a going concern. Management also believes capital raised through equity transactions (Note 4) will provide the Company capital it needs to continue as a going concern. Management also believes that the continued addition of agreements to provide services to additional MDUs, as well as other IP services, will provide revenues sufficient for the Company to continue as a going concern for the coming year, and to ultimately achieve profitable operations.

                       PIPELINE NETWORKS OF COLORADO, LLC

                        NOTES TO THE FINANCIAL STATEMENTS
   (Information for the period subsequent to December 31, 2002 is unaudited.)


2.   PROPERTY, PLANT AND EQUIPMENT:
     ------------------------------

     Property, plant and equipment consists of the following:

                                                        December 31,
                                                  ----------------------
                                                     2002         2001
                                                  ---------    ---------

       Furniture and equipment                    $   1,409    $     518
       Machinery, equipment and field equipment     344,428      164,733
       Vehicles                                      22,035         --
       Computer software                              3,687          672
       Computer hardware                             18,951       13,890
                                                  ---------    ---------
            Total                                   390,510      179,813
       Less accumulated depreciation                (62,637)      (4,658)
                                                  ---------    ---------

            Property, plant and equipment, net    $ 327,873    $ 175,155
                                                  =========    =========


     Total depreciation expense related to property, plant and equipment amounted to $39,803 for the six months ended and $57,979 and $4,658 for the periods ended December 31, 2002 and 2001, respectively.

3.   NOTES PAYABLE:
     --------------

                                                         December 31,
                                                     --------------------
                                                       2002        2001
                                                     --------    --------

    Note payable to Ford Credit, dated September
    19, 2002, due September 19, 2007 with interest
    at 2.90%. Principal and interest are due
    monthly. The note is collateralized by a
    vehicle of the Company.                          $ 19,265    $   --

    Less current maturities                            (3,587)       --
                                                     --------    --------

    Notes payable, less current maturities           $ 15,678    $   --
                                                     ========    ========

                       PIPELINE NETWORKS OF COLORADO, LLC

                        NOTES TO THE FINANCIAL STATEMENTS
   (Information for the period subsequent to December 31, 2002 is unaudited.)


     As of December 31, 2002, aggregate maturities of notes payables are as follows:

           2003                                                 $  3,587
           2004                                                    4,023
           2005                                                    4,141
           2006                                                    4,624
           2007                                                    2,890
                                                                --------

           Total payment                                        $ 19,265
                                                                ========


4.   MEMBERS' EQUITY:
     ----------------

     The Company is organized as a Limited Liability Corporation (LLC) which states the member's individual liability is limited. The Company also has a finite life, which will terminate on August 23, 2046.

     In 2001, one member contributed cash of $75,000, paid expenses of $3,746, and did not take a salary of $20,000 in exchange for 189,896 Class B units. Also during 2001, another member contributed assets of $175,255 and paid expenses of $58,979 in exchange for 444,682 Class B units.

     In 2002, one member contributed cash of $66,000, paid expenses of $18,686 and did not take a salary of $18,380 in exchange for 175,422 Class B units. In 2002, one member's equity was reduced by $12,496 and the receivable from the member to the Company was written off.

     During 2002, a Private Offering Memorandum, dated February 20, 2002 was issued and would only close upon the option of the Company or when the desired capital has been raised. This offering allowed the purchase of either Class A Units for $2.15 per unit or Class B Units for $1.95 per unit. Class A Units provide for a 9% priority distribution annually based on the Initial Capital Contribution made. Class B Units do not have such provision. Holders of the Units will not become members of the LLC. As of December 31, 2002 116,279 shares of Class A Units were issued for a total value of $250,000. As of December 31, 2002 64,103 shares of Class B Units were issued for a total value of $125,000. Legal and other offering costs related to this offering totaling $17,000, as of December 31, 2002, have been capitalized and deferred until the offering closes. Subsequent to year end, these deferred costs of $17,000 were written off as a reduction to equity as the offering was closed on June 30, 2003.

     During 2003 an additional 12,820 shares of Class B Units were issued for a value of $25,000. No additional Class A Units have been issued. Also during 2003, the holder of the Class A Units sold his units to the Company for $1.00.

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

                       PIPELINE NETWORKS OF COLORADO, LLC

                        NOTES TO THE FINANCIAL STATEMENTS
   (Information for the period subsequent to December 31, 2002 is unaudited.)


5.   EMPLOYMENT AGREEMENTS:
     ----------------------

     The Company has entered into employment agreements with the three individuals of management. In the event of the termination of employee's employment with the Company by either party for cause, the Company shall pay employee, as soon as practicable following the date of termination, his base salary and reimbursable expenses through date of termination. In the event of employee's termination is without cause, the Company shall pay employee one year's base salary as severance. The aggregate commitment as of December 31, 2002 for future salaries, excluding bonuses, is approximately $270,000 per year subject to a yearly 5% increase. If employee is terminated under other circumstances, other amounts may be owed.

     The Company has also entered into an equity incentive agreement with an employee during 2001, in which the employee has the right to 1% equity per year for five years (5% maximum ownership). This award can be exercised at the end of the five years or after a significant event to the Company. The subsequent event of the purchase of the Company's assets (Note 7) qualifies as a significant event. As of December 31, 2002, this incentive remains outstanding.

6.   RELATED PARTY:
     --------------

     In 2001, the Company had a receivable from a member of $15,300. During fiscal 2002, this balance was settled against equity (Note 4).

     The Company has accounts payable balances as of December 31, 2002 to members of management which total $11,513, related to expense reimbursements incurred through normal operations.

7.   SUBSEQUENT EVENT:
     -----------------

     On August 25, 2003, the Company entered into an agreement to essentially sell all its Right of Entry Agreements in various MDUs, and the related assets, liabilities and customers that directly relate these agreements and are needed to provide services outlined in such Agreements. The agreed upon price is $600 per customer, or approximately $292,800 to be paid in cash, stock and a promissory note.



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